As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIME WARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	One Time Warner Center New York, NY 10019-8016 (212) 484-8000	13-4099534
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

HISTORIC TW INC.

(Exact name of registrant as specified in its charter)

Delaware	One Time Warner Center New York, NY 10019-8016 (212) 484-8000	13-3527249
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

HOME BOX OFFICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1100 Avenue of the Americas New York, NY 10036-6712 (212) 512-1000	05-0545061
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

TURNER BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Georgia	One CNN Center Atlanta, Georgia 30303 (404) 827-1500	58-0950695
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Paul T. Cappuccio

Executive Vice President

and General Counsel

Time Warner Inc.

One Time Warner Center

New York, NY 10019-8016

(212) 484-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Eric L. Schiele

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7415

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered/Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Debt Securities(2)
Guarantees of Debt Securities(2)(3)
Preferred Stock(2)
Common Stock(2)
Warrants(2)
Total

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate aggregate initial offering price or number of debt securities, preferred stock, common stock and warrants of Time Warner Inc. is being registered as may from time to time be issued at currently indeterminable prices, along with related guarantees of debt securities. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per unit will be determined, from time to time, by Time Warner Inc. in connection with the issuance by Time Warner Inc. of the securities registered under this registration statement. Prices, when determined, may be in United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Time Warner Inc. hereby defers payment of the registration fee required in connection with this registration statement.

(2)	Including securities as may from time to time be issued upon conversion, exchange or exercise of other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	Pursuant to Rule 457(n), no separate fee will be required to be paid in respect of guarantees of the debt securities that are being registered concurrently.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains a general description of the securities which we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by Time Warner Inc. The debt securities will be fully, irrevocably and unconditionally guaranteed on an unsecured basis by Historic TW Inc.; and Home Box Office, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Historic TW Inc.’s guarantee of the debt securities. See “Description of the Debt Securities and the Guarantees.”

The common stock of Time Warner Inc. is listed on the New York Stock Exchange under the trading symbol “TWX.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The date of this prospectus is February 25, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

In this prospectus, unless the context otherwise requires, the terms “Time Warner,” “we,” “our,” “our company,” “the Company” and “us” refer to Time Warner Inc., a Delaware corporation whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “TWX,” and its subsidiaries.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Time Warner files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Historic TW Inc., Home Box Office, Inc. and Turner Broadcasting System, Inc. do not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.”

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information Time Warner has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Time Warner files with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2015 (filed February 25, 2016) (the “2015 Form 10-K”);

•	Current reports on Form 8-K, dated January 7, 2016 (filed January 7, 2016) and January 28, 2016 (filed February 2, 2016); and

•	Current report on Form 8-K, dated January 11, 2001 (filed January 12, 2001), and amended on January 25, 2001, February 9, 2001 and March 30, 2001, in which it is reported that our common stock is deemed registered pursuant to Rule 12g-3(c) under the Exchange Act.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated into this prospectus by reference. The information contained on our website (http://www.timewarner.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Time Warner at the following address or telephone number:

Time Warner Inc.

Attn: Investor Relations

One Time Warner Center

New York, NY 10019-8016

Telephone: 1-866-INFO-TWX

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. All forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may differ materially from those expressed or implied in its forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	recent and future changes in technology, services and standards, including, but not limited to, alternative methods for the delivery, storage and consumption of digital media and evolving home entertainment formats;

•	changes in consumer behavior, including changes in spending behavior and changes in when, where and how content is consumed;

•	the popularity of the Company’s content;

•	changes in the Company’s plans, initiatives and strategies, and consumer acceptance thereof;

•	changes in the plans, initiatives and strategies of the third parties that distribute, license and/or sell the Company’s content;

•	the Company’s ability to renew affiliate agreements on favorable terms;

•	competitive pressures, including as a result of audience fragmentation and changes in technology and consumer viewing behavior;

•	changes in advertising market conditions or advertising expenditures due to various factors, including decreasing numbers of multichannel video service subscribers, changes in consumer viewing behavior, economic conditions, pressure from public interest groups, changes in laws and regulations and other societal or political developments;

•	the Company’s ability to deal effectively with economic slowdowns or other economic or market difficulties;

•	changes in foreign exchange rates;

•	increased volatility or decreased liquidity in the capital markets, including any limitation on the Company’s ability to access the capital markets for debt securities, refinance its outstanding indebtedness or obtain bank financings on acceptable terms;

•	piracy and the Company’s ability to exploit and protect its intellectual property rights in and to its content and other products;

•	the failure to achieve the anticipated benefits of the Company’s enterprise efficiency initiatives;

•	the effects of any significant acquisitions, dispositions and other similar transactions by the Company;

•	a disruption or failure of the Company’s or its vendors’ network and information systems or other technology relied on by the Company;

•	the failure to meet earnings expectations;

•	lower than expected valuations associated with the cash flows and revenues at Time Warner’s reporting units, which could result in Time Warner’s inability to realize the value recorded for intangible assets and goodwill at those reporting units;

•	the adequacy of the Company’s risk management framework;

•	changes in U.S. GAAP or other applicable accounting policies;

•	changes in tax, federal communication and other laws and regulations;

•	currency exchange restrictions and currency devaluation risks in some foreign countries;

•	the effect of union or labor disputes or professional sports league player lockouts;

•	the impact of terrorist acts, hostilities, natural disasters (including extreme weather) and pandemic viruses; and

•	the other risks and uncertainties detailed in Part I, Item 1A. “Risk Factors,” in the 2015 Form 10-K, incorporated by reference herein.

Any forward-looking statements speak only as of the date on which they are made. None of Time Warner, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

All subsequent forward-looking statements attributable to us, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY

Time Warner

Time Warner is a leading media and entertainment company. Time Warner classifies its businesses into the following three reportable segments:

•	Turner, consisting principally of cable networks and digital media properties;

•	Home Box Office, consisting principally of premium pay television and streaming services domestically and premium pay, basic tier television and streaming services internationally; and

•	Warner Bros., consisting principally of television, feature film, home video and videogame production and distribution.

Time Warner is the issuer of the securities to be offered by this prospectus. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, which include the Guarantors (as defined below). Its principal executive office is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Guarantors

The debt securities to be offered pursuant to this prospectus and any applicable prospectus supplement will be fully, irrevocably and unconditionally guaranteed by Historic TW Inc. (“Historic TW”). In addition, Home

Box Office, Inc. (“HBO”) and Turner Broadcasting System, Inc. (“TBS”) will fully, irrevocably and unconditionally guarantee the obligations of Historic TW under its guarantee (Historic TW, HBO and TBS are referred to herein as the “Guarantors”). See “Description of the Debt Securities and the Guarantees —Guarantees.”

The following is a brief description of the Guarantors:

Historic TW Inc.

Historic TW is a wholly owned subsidiary of Time Warner. Historic TW is a holding company with substantially the same business interests as Time Warner. It derives its operating income and cash flow from its investments in its subsidiaries, which include HBO, TBS, and Warner Bros. Entertainment Inc. The principal executive office of Historic TW is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Home Box Office, Inc.

HBO is a wholly owned indirect subsidiary of Historic TW. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of HBO and its subsidiaries include the operation of the multichannel premium pay television services, HBO and Cinemax, and the HBO NOW streaming service domestically and premium pay, basic tier television and streaming services internationally. The principal executive office of HBO is located at 1100 Avenue of the Americas, New York, NY 10036-6712, telephone (212) 512-1000.

Turner Broadcasting System, Inc.

TBS is a wholly owned subsidiary of Historic TW. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of TBS and its subsidiaries include the operation of a portfolio of cable television networks and related properties that offer programming on television and digital platforms in the United States and internationally. The principal executive office of TBS is located at One CNN Center, Atlanta, GA 30303, telephone (404) 827-1700.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in the 2015 Form 10-K, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Time Warner is set forth below for the periods indicated. Because there are no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

For purposes of computing the ratio of earnings to fixed charges,

(a)	earnings were calculated by

(1)	adding:

(i)	pretax income (loss) from continuing operations,

(ii)	adjustments for equity earnings or losses of investee companies that are 50% or less owned on a voting basis, net of cash distributions, and

(iii)	fixed charges,

(2)	and subtracting:

(i)	capitalized interest,

(b)	fixed charges consist of interest expense, capitalized interest and portions of rents representative of an interest factor from both continuing and discontinued operations.

The ratio of earnings to fixed charges is earnings (as defined in (a) above) divided by fixed charges (as defined in (b) above).

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011

Ratio of earnings to fixed charges	4.6x	4.2x	4.6x	3.8x	3.7x

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under the Indenture, dated as of March 11, 2010 (the “Indenture”), among Time Warner, Historic TW, HBO, TBS and The Bank of New York Mellon, as Trustee. The statements set forth below are brief summaries of certain provisions contained in the Indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the Indenture. Such defined terms shall be incorporated herein by reference.

The Indenture does not limit the amount of debt securities which may be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect of which such prospectus supplement is being delivered, including the following:

•	the designation, issue date, currency or currency unit of payment if other than U.S. dollars and authorized denominations of such debt securities, if other than U.S. $1,000 and integral multiples thereof;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the date or dates on which such debt securities will mature (which may be fixed or extendible);

•	the rate or rates (or manner of calculation thereof), if any, per annum at which such debt securities will bear interest;

•	the dates, if any, on which such interest will be payable;

•	the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of Holders (including whether any such purchase may be paid in cash, common stock or other securities or property);

•	the terms of any mandatory or optional conversion or exchange provisions;

•	whether such debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information that we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the Indenture do not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the Indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Under the Guarantee (as defined below) of Historic TW, Historic TW, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of debt securities and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indenture (including obligations to the Trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the Indenture and the debt securities. Such Guarantee will constitute a guarantee of payment, performance and compliance and not merely of collection. The obligations of Historic TW under the Indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or any other Guarantor (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that any such waiver or amendment that expressly purports to modify or release such obligations shall be effective in accordance with its terms). The obligations of Historic TW to make any payments may be satisfied by causing us or any other Person to make such payments. Historic TW shall further agree to waive presentment to, demand of payment from and protest to us or any other Person and shall also waive diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for non-payment, filing a claim if we or any other Person complete a merger or declare bankruptcy and any right to require a proceeding first against us or any other Person. These obligations shall be unaffected by any failure or policy of the Trustee to exercise any right under the Indenture or under any series of security. If any Holder of any debt security or the Trustee is required by a court or otherwise to return to us or Historic TW, or any custodian, trustee, liquidator or other similar official acting in relation to us or Historic TW, any amount paid by us or any of them to the Trustee or such Holder, the Guarantee of Historic TW, to the extent theretofore discharged, shall be reinstated in full force and effect.

Further, Historic TW agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of debt securities in enforcing any of their respective rights under the Guarantee. The Indenture provides that the Guarantee of Historic TW is limited to the maximum amount that can be guaranteed by Historic TW without rendering its Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Additionally, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s Guarantee of the debt securities under substantially the same terms as the Guarantee of Historic TW of our indebtedness (the guarantees of the Guarantors each being a “Guarantee” and, collectively, the “Guarantees”).

The Indenture provides that any Guarantor shall be automatically released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money, as of the date of such certificate, other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such Guarantee. However, there is no covenant in the Indenture that would prohibit any such Guarantor from incurring Indebtedness For Borrowed Money after the date such Guarantor is released from its Guarantee.

The Indenture further provides that we and the Trustee may enter into a supplemental indenture without consent of the Holders to add additional guarantors in respect of the debt securities.

Ranking

The debt securities will be unsecured and senior obligations of Time Warner, and will rank equally with other unsecured and unsubordinated obligations of Time Warner. The Guarantees of the debt securities will be unsecured and senior obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with all other unsecured and unsubordinated obligations of Historic TW, HBO and TBS, respectively. Each of Time Warner, Historic TW, HBO and TBS is a holding company for other non-guarantor subsidiaries, and therefore the debt securities and the Guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of such non-guarantor subsidiaries. Such non-guarantor subsidiaries include Warner Bros. Entertainment Inc. Furthermore, the ability of each of Time Warner and Historic TW and, to a certain extent, HBO and TBS to service its indebtedness and other obligations is dependent upon the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow.

Certain Covenants

We and Historic TW, HBO and TBS have agreed to certain restrictions on our activities for the benefit of the Holders. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities issued under the Indenture are outstanding, unless the prospectus supplement states otherwise. The Indenture does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, except as summarized below, the Indenture and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

Any additional restrictive covenants of Time Warner, Historic TW, HBO or TBS pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Limitation on Liens.    The Indenture provides that neither we nor any Material Subsidiary of ours shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness For Borrowed Money that is secured by a lien on any asset now owned or hereafter acquired by us or it unless we make or cause to be made effective provisions whereby the debt securities will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:

•	liens existing as of the date of the Indenture;

•	liens created by Subsidiaries of ours to secure indebtedness of such Subsidiaries to us or to one or more other Subsidiaries of ours;

•	liens affecting property of a Person existing at the time it becomes a Subsidiary of ours or at the time it merges into or consolidates with us or a Subsidiary of ours or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to us or our Subsidiaries;

•	liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;

•	liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;

•	liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to us or any of our Subsidiaries of rights to distribute such motion pictures, video and television programming, sound recordings or books; provided, however, that no such lien shall attach to any asset or right of ours or our Subsidiaries (other than (1) the motion pictures, video and television programming, sound recordings, books or rights which were sold, transferred to or financed by groups who may receive tax benefits or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such motion pictures, video and television programming, sound recordings, books or rights and related proceeds);

•	liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary of ours;

•

liens on Works which either (1) existed on such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

•	any lien on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by us or our Subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

•	liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

•	liens on capital leases entered into after the date of the Indenture; provided that such liens extend only to the property or assets that are the subject of such capital leases;

•	liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

•	any extension, renewal or replacement of any lien referred to in the foregoing clauses or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted, and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property); and

•	other liens arising in connection with our indebtedness and our Subsidiaries’ indebtedness in an aggregate principal amount for us and our Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of our company and (B) $500 million.

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms.    None of Time Warner, Historic TW, HBO or TBS shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) (a) in the case of Time Warner, the Person formed by such consolidation or into which Time Warner is merged or the Person which acquires by conveyance or transfer the properties and assets of Time Warner substantially as an entirety shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the Indenture (as supplemented from time to time) on the part of Time Warner to be performed or observed; or (b) in the case of Historic TW, HBO or TBS, the Person formed by such consolidation or into which Historic TW, HBO or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of Historic TW, HBO or TBS substantially as an entirety shall be either (i) one of Time Warner, Historic TW, HBO or TBS or (ii) a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of the Indenture (as supplemented from time to time) on the part of Historic TW, HBO or TBS to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Time Warner, Historic TW, HBO or TBS substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which Time Warner, Historic TW, HBO or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of Time Warner, Historic TW, HBO or TBS, as the case may be, under the Indenture with the same effect as if such successor had been named as Time Warner, Historic TW, HBO or TBS, as the case may be, in the Indenture. In the event of any such conveyance or transfer, Time Warner, Historic TW, HBO or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under the Indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any Guarantor if at such time such Guarantor has been released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money as described above under “Description of the Debt Securities and the Guarantees — Guarantees.”

Certain Definitions

The following are certain of the terms defined in the Indenture:

“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the Indenture.

“Holder,” when used with respect to any security, means a securityholder, which means a Person in whose name a security is registered in the Security Register.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Material Subsidiary” means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our company’s Consolidated Net Worth.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Responsible Officer,” when used with respect to Time Warner, means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, Controller or Vice President, Corporate Finance, of Time Warner (or any equivalent of the foregoing officers).

“Security Register” means the register or registers we shall keep or cause to be kept in which we shall provide for the registration of securities, or of securities of a particular series, and of transfers of securities or of securities of such series.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Works” means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly after the date of the Indenture by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem the debt securities at any time and from time to time, as a whole or in part, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each Holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable

Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to, but not including, such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

The Indenture provides that we (and, to the extent applicable, Historic TW, HBO and TBS), at our option,

(a) will be Discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “Description of the Debt Securities and the Guarantees — Certain Covenants” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the Guarantors will be released from the Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of and premiums and interest on, and any repurchase or redemption obligations with respect to, the outstanding debt securities of such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of our company or others.

Events of Default, Notice and Waiver

The Indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the Indenture, in the case of certain Events of Default affecting all series of debt securities under the Indenture) may declare the principal of all the debt securities of such series to be due and payable.

Events of Default in respect of any series are defined in the Indenture as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us (or Historic TW, HBO or TBS, if applicable) by the Trustee thereunder or by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary thereof which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any Guarantee ceasing to be, or asserted by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the Indenture and any such Guarantee.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, or in the payment of any sinking or purchase fund installment or analogous obligation with respect to debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of Holders of the debt securities.

The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions set forth in the Indenture.

In certain cases, the Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

The Indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indenture

We and the Trustee may, without the consent of the Holders of the debt securities, enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to Time Warner, Historic TW, HBO or TBS and the assumption by such successor of Time Warner’s, Historic TW’s, HBO’s or TBS’s obligations under the Indenture and the debt securities of any series or the Guarantees relating thereto;

(2) to add to the covenants of Time Warner, Historic TW, HBO or TBS, or to surrender any rights or powers of Time Warner, Historic TW, HBO or TBS, for the benefit of the Holders of debt securities of any or all series;

(3) to cure any ambiguity or correct any inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture;

(4) to add to the Indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the “Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

(6) to evidence and provide for the acceptance of appointment of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture;

(7) to add any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities pursuant to the Indenture’s limitation on liens or otherwise;

(11) to add additional guarantors in respect of the debt securities; and

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the Indenture or any supplemental indenture under the Act.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series in any material respect.

The Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of each outstanding and affected debt security, among other things:

(1) change the maturity of the principal of, or the stated maturity of any premium on, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity (or, in the case of redemption or repayment, on or after the date of redemption or repayment, as the case may be), or alter the provisions of the Indenture so as to affect adversely the terms, if any, of conversion of any debt securities into common stock or other securities;

(2) reduce the percentage in principal amount of any outstanding debt securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder, provided for in the Indenture;

(3) modify certain provisions of the Indenture with respect to amendments, waivers of past defaults or waivers of certain covenants, except to increase the percentage in principal amount of any outstanding debt securities of any series applicable to such provision or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each debt security affected thereby;

(4) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment on, or with respect to, the debt securities of any series on or after the stated maturity of such series; or

(5) amend or modify the provisions of the Indenture governing the Guarantees in a manner adverse to the rights of the Holders of any debt securities of any series.

The Trustee

The Bank of New York Mellon is the Trustee under the Indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

The Indenture is governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK

The following description of the terms of the common stock and preferred stock sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as “Delaware law.” The terms of the Time Warner restated certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. See “Where You Can Find More Information.”

Authorized Capital Stock

Total Shares.    We have the authority to issue a total of 9,680,000,000 shares of capital stock consisting of:

•	8,330,000,000 shares of common stock, par value $0.01 per share;

•	600,000,000 shares of series common stock, par value $0.01 per share, which are issuable in series; and

•	750,000,000 shares of preferred stock, par value $0.10 per share, which are issuable in series.

Common Stock.    As of December 31, 2015, 795,093,915 shares of Time Warner common stock were outstanding.

Series Common Stock.    We have the authority to issue one or more series of series common stock up to the maximum number of series common shares authorized. Our board of directors is also authorized to set the following terms of a series of common stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

If we offer shares of a new series of series common stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of series common stock they will be fully paid and non-assessable.

As of December 31, 2015, no shares of series common stock were outstanding.

Preferred Stock.    We have the authority to issue series of preferred stock up to the maximum number of preferred shares authorized. Our board of directors is also authorized to set the following terms of a series of preferred stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of preferred stock they will be fully paid and non-assessable.

As of December 31, 2015, no shares of Time Warner preferred stock were outstanding.

Listing.    We list our common stock on the New York Stock Exchange under the symbol “TWX.” No other capital stock of ours is listed.

Preemptive Rights.    The holders of our common stock, our series common stock and our preferred stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Common Stock

Voting Rights.    Each outstanding share of our common stock is entitled to one vote per share.

Dividends.    Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of any outstanding Time Warner series common stock and Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends.

Liquidation Rights.    In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our series common stock or our preferred stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Regulatory Restrictions.    Subject to any resolutions of the board of directors creating any series of preferred stock, any other class or series of stock having preferences over the common stock as to dividends or upon dissolution, liquidation or winding up or any series common stock, outstanding shares of our common stock, any series common stock or preferred stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to any particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of December 31, 2015, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2015, no preferred stock or common stock warrants were outstanding.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, preferred stock, common stock or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Historic TW, HBO and TBS or other affiliates of ours in the ordinary course of business. Under agreements that may be entered into with us, underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us, Historic TW, HBO and TBS by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Time Warner appearing in Time Warner’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the supplementary information and financial statement schedule appearing therein), and the effectiveness of Time Warner’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Time Warner’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Time Warner in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of Trustee and counsel		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time.

Item 15. Indemnification of Directors and Officers

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (a) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (b) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Time Warner’s, Historic TW’s or HBO’s certificate of incorporation or by-laws, as amended, a vote of stockholders or disinterested directors, agreement or otherwise.

Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions or (d) any transaction from which the director derived an improper personal benefit.

Under Georgia law, a corporation may indemnify any person who is a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding, if such person acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in the best interest of the corporation, (b) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation and (c) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful; provided that a corporation may not indemnify a person (a) in any proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standards of conduct or (b) in connection with a proceeding with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Under Georgia law, a corporation may pay or reimburse expenses incurred by a director, officer, employee or agent of the corporation in a proceeding. In the case of a director or officer, a corporation may indemnify and advance expenses upon receipt of a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct required under Georgia law and of a written undertaking to repay any funds advanced if it is ultimately determined that such person was not entitled to indemnification under Georgia law.

Time Warner

Article VI of Time Warner’s by-laws requires indemnification, to the fullest extent permitted under Delaware law or other applicable law, of any person who is or was a director or officer of Time Warner and who is or was involved in any manner or threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of Time Warner or is or was serving at the request of Time Warner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding; provided, however, that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, the Time Warner by-laws provide that all reasonable expenses incurred by or on behalf of a director or officer in connection with any investigation, claim, action, suit or proceeding will be advanced to the director or officer by Time Warner upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in Article VI of Time Warner’s by-laws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, Article VI of Time Warner’s by-laws authorizes Time Warner to purchase and maintain insurance to protect itself and any director, officer, employee and agent against claims and liabilities that such persons may incur in such capacities.

Article IX of Time Warner’s restated certificate of incorporation provides that, to the fullest extent of Delaware law, no Time Warner director shall be liable to Time Warner or its stockholders for monetary damages for breach of fiduciary duty as a director.

Historic TW

Article VI of Historic TW’s by-laws requires indemnification, to the fullest extent permitted by applicable law, of any person (a “Covered Person”) who is or was made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of Historic TW or, while a director or officer of Historic TW, is or was serving at the request of Historic TW as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding; provided, however, that the foregoing shall not apply to any Covered Person with respect to a proceeding that was commenced by such Covered Person except under certain circumstances.

In addition, Historic TW’s by-laws provide that all expenses incurred by a Covered Person in defending any proceeding in advance of its final disposition will be advanced to the Covered Person by Historic TW; provided that, such payment shall be made only upon receipt of an undertaking by the Covered Person to repay the amounts advanced if ultimately it is determined that the Covered Person was not entitled to be indemnified against the expenses.

The indemnification rights provided in Article VI of Historic TW’s by-laws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

Historic TW’s obligation, if any, to indemnify or to advance expenses to a Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Article VIII of Historic TW’s restated certificate of incorporation provides that, to the fullest extent of Delaware law, no Historic TW director shall be liable to Historic TW or its stockholders for monetary damages for breach of fiduciary duty as a director.

HBO

Article VI of HBO’s by-laws requires indemnification, to the fullest extent permitted by applicable law, of any person (a “Covered Person”) who is or was made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of HBO or, while a director or officer of HBO, is or was serving at the request of HBO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding; provided, however, that the foregoing shall not apply to any Covered Person with respect to a proceeding that was commenced by such Covered Person except under certain circumstances.

In addition, HBO’s by-laws provide that all expenses incurred by a Covered Person in defending any proceeding in advance of its final disposition will be advanced to the Covered Person by HBO; provided that, to the extent required by law, such payment shall be made only upon receipt of an undertaking by the Covered Person to repay the amounts advanced if ultimately it is determined that the Covered Person was not entitled to be indemnified against the expenses.

The indemnification rights provided in Article VI of HBO’s by-laws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

HBO’s obligation, if any, to indemnify or to advance expenses to a Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Article Eighth of HBO’s certificate of incorporation provides that an HBO director shall not be liable to HBO or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under Delaware law.

TBS

Article VIII of TBS’s by-laws provide for indemnification of any person who is or was a director or officer of TBS, and each person who is or was a director or officer who at the request of TBS is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise, against those expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are allowed to be paid or reimbursed by TBS under the law of the State of Georgia and that are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of TBS or a director or officer of any such other enterprise. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein.

As a condition to any such right of indemnification, TBS may require that it be permitted to participate in the defense through legal counsel designated by TBS and at the expense of TBS.

TBS may purchase and maintain insurance on behalf of its directors and officers, whether or not TBS would have the power to indemnify such directors and officers under the laws of the State of Georgia.

Article Seventh of TBS’s amended and restated articles of incorporation provides that a director of TBS will not be liable to TBS or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability (i) for any appropriation, in violation of the director’s duties, of any business opportunity of TBS; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit; provided, however, that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director, in addition to the limitation on liability provided in Article Seventh of TBS’s amended and restated articles of incorporation, shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of underwriting agreement for debt securities.

1.2	Form of underwriting agreement for equity securities.*

4.1	Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on July 27, 2007 (incorporated herein by reference to Exhibit 3.4 to Time Warner’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.2	Certificate of Amendment, dated June 4, 2008, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on June 4, 2008 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated June 4, 2008).

4.3	Certificate of Amendment, dated March 27, 2009, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on March 27, 2009 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated March 27, 2009).

4.4	Certificate of Amendment, dated May 24, 2011, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 24, 2011 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated May 20, 2011).

4.5	By-laws of Time Warner, as amended through January 28, 2016 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated January 28, 2016).

4.6	Indenture, dated as of March 11, 2010, among Time Warner, Historic TW, HBO, TBS and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 (File No. 333-186798) of Time Warner, Historic TW, HBO and TBS filed with the Commission on February 22, 2013).

4.7	Form of Debt Security.*

4.8	Form of Certificate for shares of Preferred Stock.*

4.9	Form of Warrant.*

4.10	Form of Warrant Agreement.*

5.1	Opinion of Cravath, Swaine & Moore LLP.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to Time Warner, Historic TW, HBO and TBS (included on the respective signature page of this Form S-3 and incorporated herein by reference).

25.1	Statement of eligibility on Form T-l of The Bank of New York Mellon with respect to Indenture, dated as of March 11, 2010.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2016.

TIME WARNER INC.

By:	/s/ Howard M. Averill
	Name:	Howard M. Averill
	Title:	Executive Vice President and Chief Financial Officer

Each of the undersigned directors and officers of Time Warner Inc. hereby severally constitutes and appoints Paul T. Cappuccio, Douglas E. Horne, Brenda C. Karickhoff, Howard M. Averill, Edward B. Ruggiero and Robert K. Kane, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Time Warner Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey L. Bewkes Jeffrey L. Bewkes	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)	February 25, 2016

/s/ Howard M. Averill Howard M. Averill	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2016

/s/ Douglas E. Horne Douglas E. Horne	Senior Vice President & Controller (principal accounting officer)	February 25, 2016

/s/ James L. Barksdale James L. Barksdale	Director	February 25, 2016

/s/ William P. Barr William P. Barr	Director	February 25, 2016

/s/ Stephen F. Bollenbach Stephen F. Bollenbach	Director	February 25, 2016

Signatures	Title	Date

/s/ Robert C. Clark Robert C. Clark	Director	February 25, 2016

/s/ Mathias Döpfner Mathias Döpfner	Director	February 25, 2016

/s/ Jessica P. Einhorn Jessica P. Einhorn	Director	February 25, 2016

/s/ Carlos M. Gutierrez Carlos M. Gutierrez	Director	February 25, 2016

/s/ Fred Hassan Fred Hassan	Director	February 25, 2016

/s/ Kenneth J. Novack Kenneth J. Novack	Director	February 25, 2016

/s/ Paul D. Wachter Paul D. Wachter	Director	February 25, 2016

/s/ Deborah C. Wright Deborah C. Wright	Director	February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2016.

HISTORIC TW INC.

By:	/s/ Howard M. Averill
	Name:	Howard M. Averill
	Title:	Executive Vice President and Chief Financial Officer

Each of the undersigned directors and officers of Historic TW Inc. hereby severally constitutes and appoints Paul T. Cappuccio, Douglas E. Horne, Brenda C. Karickhoff, Howard M. Averill, Edward B. Ruggiero and Robert K. Kane, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Historic TW Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey L. Bewkes Jeffrey L. Bewkes	Chairman, Chief Executive Officer and President (principal executive officer)	February 25, 2016

/s/ Howard M. Averill Howard M. Averill	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2016

/s/ Douglas E. Horne Douglas E. Horne	Director, Senior Vice President & Controller (principal accounting officer)	February 25, 2016

/s/ Edward B. Ruggiero Edward B. Ruggiero	Director	February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2016.

HOME BOX OFFICE, INC.

By:	/s/ Joseph Tarulli
	Name:	Joseph Tarulli
	Title:	Executive Vice President & Chief Financial Officer

Each of the undersigned directors and officers of Home Box Office, Inc. hereby severally constitutes and appoints Paul T. Cappuccio, Douglas E. Horne, Brenda C. Karickhoff, Howard M. Averill, Edward B. Ruggiero and Robert K. Kane, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Home Box Office, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures	Title	Date

/s/ Richard L. Plepler Richard L. Plepler	Director, Chairman of the Board & Chief Executive Officer (principal executive officer)	February 25, 2016

/s/ Joseph Tarulli Joseph Tarulli	Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2016

/s/ Edward MacDonald Edward MacDonald	Senior Vice President & Controller (principal accounting officer)	February 25, 2016

/s/ Jeffrey L. Bewkes Jeffrey L. Bewkes	Director	February 25, 2016

/s/ Eve Konstan Eve Konstan	Director	February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 25, 2016.

TURNER BROADCASTING SYSTEM, INC.

By:	/s/ Pascal Desroches
	Name:	Pascal Desroches
	Title:	Executive Vice President and Chief Financial Officer

Each of the undersigned directors of Turner Broadcasting System, Inc. hereby severally constitutes and appoints Paul T. Cappuccio, Douglas E. Horne, Brenda C. Karickhoff, Howard M. Averill, Edward B. Ruggiero and Robert K. Kane, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Turner Broadcasting System, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures	Title	Date

/s/ John K. Martin, Jr. John K. Martin, Jr.	Director, Chairman of the Board & Chief Executive Officer (principal executive officer)	February 25, 2016

/s/ Pascal Desroches Pascal Desroches	Director, Executive Vice President and Chief Financial Officer (principal financial officer)	February 25, 2016

/s/ Cheryl E. Ingram Cheryl E. Ingram	Senior Vice President, Corporate Controller & Chief Accounting Officer (principal accounting officer)	February 25, 2016

/s/ Jeffrey L. Bewkes Jeffrey L. Bewkes	Director	February 25, 2016

/s/ Louise S. Sams Louise S. Sams	Director	February 25, 2016

EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement for debt securities.

1.2	Form of underwriting agreement for equity securities.*

4.1	Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on July 27, 2007 (incorporated herein by reference to Exhibit 3.4 to Time Warner’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.2	Certificate of Amendment, dated June 4, 2008, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on June 4, 2008 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated June 4, 2008).

4.3	Certificate of Amendment, dated March 27, 2009, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on March 27, 2009 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated March 27, 2009).

4.4	Certificate of Amendment, dated May 24, 2011, to the Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 24, 2011 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated May 20, 2011).

4.5	By-laws of Time Warner, as amended through January 28, 2016 (incorporated herein by reference to Exhibit 3.1 to Time Warner’s Current Report on Form 8-K dated January 28, 2016).

4.6	Indenture, dated as of March 11, 2010, among Time Warner, Historic TW, HBO, TBS and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 (File No. 333-186798) of Time Warner, Historic TW, HBO and TBS filed with the Commission on February 22, 2013).

4.7	Form of Debt Security.*

4.8	Form of Certificate for shares of Preferred Stock.*

4.9	Form of Warrant.*

4.10	Form of Warrant Agreement.*

5.1	Opinion of Cravath, Swaine & Moore LLP.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to Time Warner, Historic TW, HBO and TBS (included on the respective signature page of this Form S-3 and incorporated herein by reference).

25.1	Statement of eligibility on Form T-l of The Bank of New York Mellon with respect to Indenture, dated as of March 11, 2010.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.